UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2007

ALABAMA NATIONAL BANCORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-25160	63-1114426
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1927 First Avenue North, Birmingham, Alabama 35205

(Address of principal executive offices, including zip code)

(205) 583-3600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain

Officers; Compensatory Arrangements of Certain Officers.

(d)

Appointment of Drayton Nabers, Jr. to the Board of Directors

On June 20, 2007, the Board of Directors of Alabama National BanCorporation (the “Company”), upon the recommendation of the Board’s Nominating and Corporate Governance Committee, appointed Drayton Nabers, Jr. to the Board of Directors, effective as of June 20, 2007. Mr. Nabers has also been appointed to serve on the Nominating and Corporate Governance Committee of the Board.

Mr. Nabers previously served on the Board of Directors of the Company from 1995 to 2003. Mr. Nabers served as Chief Justice of the Alabama Supreme Court from June 2004 to January 2007, was the Director of Finance for the State of Alabama from 2003 to 2004 and served as Chairman of Protective Life Corporation from 1994 to 2002 and Chief Executive Officer of Protective Life Corporation from 1992 through 2001. Mr. Nabers joined the law firm of Maynard, Cooper & Gale, P.C. in Birmingham, Alabama as a shareholder in March 2007. Mr. Nabers also currently serves as a director of Infinity Property and Casualty Corporation.

The Board of Directors has affirmatively determined that Mr. Nabers is independent under Nasdaq listing standards. Mr. Nabers will receive the standard compensation, including an annual cash retainer and meeting attendance fees, payable to non-employee directors of the Company, as described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 12, 2007.

A copy of the Company’s June 22, 2007 press release announcing the appointment of Mr. Nabers as a new director is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibit

99.1	Press Release dated June 22, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alabama National Bancorporation

By:	/s/ William E. Matthews, V
William E. Matthews, V
Executive Vice President and Chief Financial Officer

Dated: June 22, 2007

INDEX TO EXHIBITS

Exhibit Number	Exhibit

99.1	Press Release dated June 22, 2007